Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated January 22, 2025, relating to the financial statements of K & F Growth Acquisition Corp. II, as of December 31, 2024 and for the period from July 2, 2024 (inception) through December 31, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 22, 2025